Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190981 on Form S-8 and in Registration Statement No. 333-202954 on Form S-3 of Park City Group, Inc. of our reports dated September 14, 2015, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Park City Group, Inc. for the year ended June 30, 2015.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
October 9, 2015